Exhibit 10(c)

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE OLIN CORPORATION
SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective January 1, 2005)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Supplemental Contributing Employee Ownership Plan (the “Plan”).  In Section 7.1 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), the Committee consents to the amendment of the Plan in the following manner:

1.	Section 4.2 is amended by adding the following:

“Each SCEOP Participant whose employment transferred directly from the Company to Global Brass and Copper Acquisition Co. (“Global”), in connection with the spin-off of the Olin Brass division and Chase Brass and Copper Company, shall be fully vested in his SCEOP Account balance.  Notwithstanding anything in the Plan to the contrary, such SCEOP Account balance may not be distributed until such SCEOP Participant terminates active service with Global and its affiliates.”

2.	Section 7.3 is amended by adding the following to end of the first paragraph:

“The spin-off of the Olin Brass division and Chase Brass and Copper Company from Olin Corporation shall not be deemed to be a change of control entitling any SCEOP Participant herein to benefits under this Plan.”

APPROVED: 11/13/07

/s/ S. C. Curley
S. C. Curley

/s/ S. E. Doughty
S. E. Doughty

/s/ D. R. McGough
D. R. McGough

/s/ G. H. Pain
G. H. Pain